SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4174 (Commission File Number)	73-0569878 (I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
INDEX TO EXHIBITS
Copy of Press Release
Third Supplemental Indenture

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)      None
b)      None
c)      Exhibits

Exhibit 99.1 Copy of press release dated May 20, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Exhibit 99.2 Third Supplemental Indenture dated as of May 20, 2004, with respect to the Indenture dated as of February 1, 1997 between Barrett Resources Corporation (predecessor-in-interest to Williams Production RMT Company) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee.

Item 9. Regulation FD Disclosure.

     On May 20, 2004, The Williams Companies, Inc. (“Williams”) and its wholly owned subsidiary, Williams Production RMT Company, announced that approximately $1,166.9 million aggregate principal amount of notes were tendered prior to 5:00 p.m., New York City time, on May 19, 2004 – the early tender date – pursuant to their previously announced cash tender offers and consent solicitation. The companies also announced that they have amended the terms of the offer for certain of their specified series of notes maturing in 2006 through 2009 to an offer for any and all of the approximately $1.23 billion of outstanding principal amount of such notes maturing in 2006 through 2009.

     As of the early tender date, holders of notes had tendered approximately $87.8 million aggregate principal amount of Williams’ 6.625% Notes due November 15, 2004, and approximately $1,079.1 million aggregate principal amount of specified series of outstanding notes maturing in 2006 through 2009.

     On May 20, 2004 ,Williams Production RMT Company also announced that requisite consents to adopt the proposed amendments to the indenture governing the 7.55% Senior Notes due 2007, originally issued by Barrett Resources Corporation, have been received. The supplemental indenture containing such amendments has been executed by Williams Production RMT Company and the indenture trustee, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein.

     A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: May 20, 2004	/s/ William H. Gault

Name: William H. Gault Title: Assistant Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Copy of press release dated May 20, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

99.2	Third Supplemental Indenture dated as of May 20, 2004, with respect to the Indenture dated as of February 1, 1997 between Barrett Resources Corporation (predecessor-in-interest to Williams Production RMT Company) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee.